As filed with the Securities and Exchange Commission on March 10, 2023

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PLAYSTUDIOS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-1802794
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10150 Covington Cross Drive,
Las Vegas, Nevada	89144
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:
(725) 877-7000

PLAYSTUDIOS, Inc. 2021 Equity Incentive Plan
(Full title of the plan)

Andrew Pascal
Chief Executive Officer
10150 Covington Cross Drive
Las Vegas, Nevada 89144
(725) 877-7000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Rachel Paris
DLA Piper LLP (US)
2000 University Avenue
East Palo Alto, CA 94303
(650) 833-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
PLAYSTUDIOS, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 6,660,684 additional shares of the Registrant’s Class A common stock, par value $0.0001 per share (the “Class A common stock”) under the Registrant’s 2021 Equity Incentive Plan pursuant to the provisions in such plan providing for an automatic annual increase in the number of shares reserved for issuance under such plan on January 1, 2023. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registrant's previous registration statements on Form S-8 filed with the Commission on August 26, 2021 (Registration No. 333-259070) and on March 3, 2022 (Registration No. 333-263269) to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference in such above-referenced prior registration statements or in this Registration Statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
(a)the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Form 10-K”), filed with the Commission on March 10, 2023;
(b)all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above, other than current reports furnished under Item 2.02 and Item 7.01 of Form 8-K and any exhibits furnished on such form that relate to such items; and
(c)the description of the Registrant’s common stock and warrants set forth in Exhibit 4.3 to the 2022 Form 10-K, including any amendments or reports filed for the purpose of updating such description.
In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than current reports furnished under Item 2.02 and Item 7.01 of Form 8-K and any exhibits furnished on such form that relate to such items, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits
The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit Number	Description
4.1	Certificate of Incorporation of PLAYSTUDIOS, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 25, 2021).
4.2	Bylaws of PLAYSTUDIOS, Inc., effective as of June 21, 2021 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 25, 2021).
4.3	Specimen Class A Common Stock Certificate of PLAYSTUDIOS, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 25, 2021).
4.4
PLAYSTUDIOS, Inc. 2021 Equity Incentive Plan, including Sub-Plan for Israeli Participants (incorporated by reference to Exhibit 4.5 to the Registrant’s Current Report on Form S-8 filed with the SEC on August 26, 2021).

4.5
PLAYSTUDIOS, Inc. Form of Restricted Stock Unit Award Agreement under 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 12, 2021).

5.1*	Opinion of DLA Piper LLP (US).
23.1*	Consent of Deloitte & Touche LLP.
23.3*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 to this Registration Statement).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
107*	Filing Fee Table

*	Filed herewith
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Las Vegas, State of Nevada on March 10, 2023.

PLAYSTUDIOS, Inc.

By:	/s/ Andrew Pascal
	Name:	Andrew Pascal
	Title:	Chief Executive Officer and Chairman of the Board of Directors
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Andrew Pascal and Scott Peterson, acting alone or with another attorney-in-fact, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 of PLAYSTUDIOS, Inc. and any subsequent registration statements related thereto pursuant to Instruction E to Form S-8 (and all further amendments, including post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Pascal	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	March 10, 2023
Andrew Pascal

/s/ Scott Peterson	Chief Financial Officer (Principal Financial and Accounting Officer)	March 10, 2023
Scott Peterson

/s/ Joe Horowitz	Director	March 10, 2023
Joe Horowitz

/s/ Jason Krikorian	Director	March 10, 2023
Jason Krikorian

/s/ Judy K. Mencher	Director	March 10, 2023
Judy K. Mencher

/s/ James Murren	Director	March 10, 2023
James Murren

/s/ Steven J. Zanella	Director	March 10, 2023
Steven J. Zanella